Exhibit 23.1  CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below, of our report dated January 28, 2004, with respect to the consolidated financial statements of First Commonwealth Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Form S-3 relating to the Corporation's Stock Purchase and Dividend Reinvestment Plan (No. 333-111732)

Form S-8 relating to the Pittsburgh Financial Corp. Stock Option Plan (No. 333-111735)

Form S-8 relating to the Corporation's Stock Option Plan (No. 033-55687)

/S/Ernst & Young LLP

March 10, 2004
Pittsburgh, Pennsylvania